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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements No. 33-58329 and No. 33-58321 pertaining to the AmeriSource Health Corporation 1995 Stock Option Plan and the AmeriSource Health Corporation Non-Employee Director Stock Option Plan of our report dated November 3, 1995, with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation and subsidiaries included in the Form 10-K for the fiscal year ended September 30, 1995.





Philadelphia, Pennsylvania
December 21, 1995